Amendments IV and V to reinsurance agreement 5356-1 (Automatic Coinsurance Bulk) between the CENTURY LIFE OF AMERICA of Waverly, lowa, and the GENERAL REASSURANCE CORPORATION of Stamford, Connecticut.

Amendment            IV.
------------------------

Schedule C is hereby voided and replaced by the attached Schedule C - Amended, effective August 1, 1988, thereby adding the UL88 and ULEB88 plans to the provisions of this agreement.

In conjunction with the above, Schedule F, pages 9 and 10, reinsurance premiums for the UL88 and ULEB88, are also hereby added to the provisions of this agreement.

Amendment             V.
------------------------

When one of the Company's policies originally reinsured with GRA is converted to one of the Universal Life plans reinsured under this agreement, GRA shall accept automatically such conversions. After the conversion, the policy will be reinsured under the provisions of this agreement. The company shall pay to GRA the appropriate reinsurance premium found in Schedule F of this agreement, on a point-in-scale basis. All converted policies will be included on the Reinsurance Listing.

All provisions of the reinsurance agreement not in conflict with the provisions of these amendments will continue unchanged.

These amendments are signed in duplicate at the dates and places indicated with an effective date of August 1, 1988.

Date: October 14, 1988                       CENTURY LIFE OF AMERICA
     ------------------------------
Place:  Waverly, IA                          By: /s/ Daniel E. Meylink
      -----------------------------             -------------------------------
Witness:/s/ Deb Sauerbrei                    Title: Senior VP
        ---------------------------                ----------------------------

Date: August 26, 1988                        GENERAL REASSURANCE CORPORATION
     ------------------------------
Place:  Stamford, CT                         By: /s/ Signature
      -----------------------------             -------------------------------

Witness:/s/ Brian G. Holland                 Title: Vice President
        ---------------------------                ----------------------------

                              SCHEDULE C - AMENDED
                              --------------------

                             Agreement Number 5356-1

     Allowances for Commissions and Expenses for the Century Life of America
     -----------------------------------------------------------------------

The percentages to be deducted from the standard annual premiums, exclusive of policy fees, for life insurance and waiver of premium disability benefits are listed below by policy form and number of premium payments where applicable.

    Plan of Insurance                        Allowances*
    -----------------                        -----------

A.  LIFE

    UA III (UniVers - All Life III)

       Non-Smoker                            1st Year                      100%
                                             2nd - 10th Years               37%
                                             11th & Later Years              5%

       Smoker                                1st Year                      100%
                                             2nd - 10th Years               25%
                                             11th & Later Years              6%

    UniVers - All Life III
    (UL III Unisex - Form #2212)

       Non-Smoker                            1st Year                      100%
                                             2nd - 10th Years               37%
                                             11th & Later Years              5%

       Smoker                                1st Year                      100%
                                             2nd - 10th Years               25%
                                             11th & Later Years              6%

    Automatic Increase Rider**               Point-in-scale allowances for the
                                             plan to which it is attached.

    Other Insured Rider                      Same allowances as the base plan to
                                             which it is attached.
    UL88

       Non-Smoker                            1st Year                      100%
                                             2nd - 10th Years               36%
                                             11th & Later Years             22%

       Smoker                                1st Year                      100%
                                             2nd - 10th Years               36%
                                             11th & Later Years             20%

                                           Schedule C - Amended Continues . . .

Schedule C - Amended, Pg 2

    ULEB88

       Non-Smoker                            1st Year                      100%
                                             2nd - 10th Years               31%
                                             11th & Later Years             20%

       Smoker                                1st Year                      100%
                                             2nd - 10th Years               31%
                                             11th & Later Years             12%

    *On cessions in excess of $5,000,000 GRA reserves the right to adjust allowances for commissions and expenses.

    **The maximum increase amount is the lessor of $25,000 or 15% of the initial specified amount. Therefore, the maximum increase for any case would be $375,000 over the lifetime of the Contract. The number of increases available is staggered based on the Rider issue age. The Company's underwriting department will consider the first 5 Rider increases in determining underwriting requirements.

B.  WAIVER OF PREMIUM

    The first-year allowances will be the same as those shown for the life portion, not to Exceed 100% of the premium for waiver of premium disability benefits. Renewal allowances will be the same as those for the life portion.

For substandard table extras and for flat permanent extras payable for more than five years, allowances will be the same as those shown for standard ratings, not to exceed 100% in the first year. For flat temporary extras payable for five years or less and for flat extras for aviation hazards, the allowances will be 10% in all years.

                                                        Effective August 1, 1988

                                   SCHEDULE F

                     CURRENT TERM CHARGES FOR DURATIONS 1-10

                                 UL88 and ULEB88
                                     UNISEX

ATT
AGE           ALL
====          ====
 0            1.01
 1             .99
 2             .95
 3             .93
 4             .90
 5             .85
 6             .81
 7             .77
 8             .74
 9             .73
10             .74
11             .79
12             .88
13            1.01
14            1.14
15            1.26
16            1.36
17            1.44
18            1.50
19            1.53

ATT                                 ATT                          ATT
AGE    SMOKER           NS          AGE   SMOKER        NS       AGE       SMOKER     NS
===   ========         ======       ===   =======     ======     ===       ======   ======
20      1.55            1.55        45      6.16        3.34     70         28.45    20.89
21      1.62            1.53        46      6.69        3.60     71         30.90    22.50
22      1.68            1.51        47      7.26        3.89     72         33.62    24.27
23      1.73            1.48        48      7.87        4.20     73         36.60    26.15
24      1.78            1.46        49      8.54        4.54     74         39.81    28.07
25      1.81            1.42                                     75         43.23    29.90
26      1.86            1.40        50      9.29        4.92     76         47.00    33.06
27      1.92            1.39        51      9.77        5.22     77         50.79    36.38
28      1.93            1.38        52     10.31        5.57     78         54.65    39.88
29      1.97            1.39        53     10.87        5.94     79         58.71    43.68
                                    54     11.43        6.29
30      2.02            1.40        55     11.98        6.64     80         63.11    47.87
31      2.09            1.43        56     12.74        7.25     81*        67.99    52.60
32      2.17            1.47        57     13.47        7.87     82*        73.40    57.95
33      2.29            1.53        58     14.21        8.58     83*        79.32    63.90
34      2.42            1.59        59     14.98        9.32     84*        85.52    70.33
35      2.58            1.67                                     85*        91.84    77.13
36      2.77            1.76        60     15.79       10.15     86*        98.11    84.20
37      3.01            1.88        61     16.90       10.97     87*       104.55    91.45
38      3.28            2.01        62     18.17       11.89     88*       111.28    98.86
39      3.58            2.14        63     19.54       12.87     89*       118.03   106.54
                                    64     20.96       13.93
40      3.94            2.31        65     22.38       14.94
41      4.31            2.49        66     23.63       16.13
42      4.73            2.68        67     24.80       17.28       * FOR RENEWAL ONLY
43      5.17            2.88        68     25.92       18.42
44      5.65            3.10        69     27.13       19.61

                                                        Effective August 1, 1988

                                   SCHEDULE F

                     CURRENT TERM CHARGES FOR DURATIONS 11+

                                 UL88 and ULEB88
                                     UNISEX

ATT
AGE           ALL
====          ====
 0
 1
 2
 3
 4
 5
 6
 7
 8
 9
10             .54
11             .58
12             .62
13             .74
14             .86
15            1.01
16            1.16
17            1.29
18            1.39
19            1.45

ATT                                 ATT                          ATT
AGE    SMOKER           NS          AGE   SMOKER        NS       AGE       SMOKER     NS
===   ========         ======       ===   =======     ======     ===       ======   ======
20      1.48            1.48        45      4.67       2.10      70         36.47    24.58
21      1.54            1.42        46      5.11       2.29      71         39.01    26.84
22      1.60            1.34        47      5.62       2.52      72         41.72    29.31
23      1.67            1.26        48      6.16       2.75      73         45.89    32.86
24      1.73            1.19        49      6.74       3.00      74         49.92    36.48
25      1.75            1.13                                     75         53.49    39.85
26      1.74            1.09        50      7.39       3.29      76         57.15    43.28
27      1.74            1.08        51      8.07       3.62      77         61.35    47.19
28      1.75            1.07        52      8.81       3.99      78         64.06    49.99
29      1.77            1.06        53      9.61       4.40      79         68.32    54.12
                                    54     10.48       4.85
30      1.78            1.04        55     11.40       5.37      80         72.89    58.68
31      1.83            1.05        56     12.36       5.96      81         78.05    63.84
32      1.86            1.05        57     13.37       6.64      82         83.16    69.16
33      1.91            1.06        58     14.44       7.37      83         87.63    74.06
34      1.99            1.08        59     15.60       8.21      84         92.67    79.68
35      2.08            1.10                                     85         98.97    86.58
36      2.19            1.14        60     16.87       9.15      86        105.59    94.06
37      2.33            1.18        61     18.26      10.13      87        111.34   100.95
38      2.48            1.24        62     19.77      11.21      88        119.31   110.20
39      2.67            1.31        63     21.44      12.42      89        126.43   113.73
                                    64     23.24      13.75
40      2.87            1.39        65     25.18      15.25      90        135.89   129.64
41      3.15            1.50        66     27.02      16.70      91        147.72   142.66
42      3.49            1.63        67     29.23      18.46      92        158.36   154.51
43      3.83            1.78        68     31.37      20.25      93        171.04   168.54
44      4.22            1.93        69     33.64      22.20      94        184.55   183.25

                                                        Effective August 1, 1988